EXHIBIT 23.2





                          INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in the Registration Statement on Form S-8, filed August 26, 2003, of The RiceX Company and Subsidiary of our report dated February 14, 2003 incorporated by reference in the Annual Report on Form 10-KSB of The RiceX Company and Subsidiary for the year ended December 31, 2002.


/s/ Moss Adams LLP

Stockton, California
August 25, 2003